UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

GENESIS CAPITAL CORPORATION OF NEVADA

(Name of Registrant as Specified in its Charter)

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GENESIS CAPITAL CORPORATION OF NEVADA

7340 N. Federal Highway, Suite 218

Ocala, Florida

Phone (718) 554-3652

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing:                             , 2009

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

General Information

          This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Genesis Capital Corporation of Nevada, a Nevada corporation (the “Company”) as of November 19, 2009 (the “Record Date”) to notify such stockholders of the following:

         On November 20, 2009 pursuant to Nevada Revised Statutes (“NRS”) 78.320 the Company received written consents in lieu of a meeting of Stockholders from the Officer and Director Stockholders holding 978 shares of Common Stock, 5,000,000 shares of Class A Preferred Stock (which carry voting rights 25 times the amount per common share) and 5,000,000 million shares of Class B Preferred Stock (which carry voting rights 250 times the amount per common share) representing over 99% of the total possible votes outstanding (the “Majority Stockholders”), including both common and preferred stock, approving the amendment to the Articles of Incorporation of the Company (the “Amendment”). By such written consents, the Stockholders approved the following actions:

         (a) to increase the number of authorized shares of Common Stock, par value $0.001 per share, that the Company can have outstanding at any time from 500 million to 1.5 billion, and

         (b) to increase the number of authorized shares of Preferred Stock that the Company can have outstanding at any time from 10,000,000 to 75,000,001.

          A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Amendment, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit "A".

         On November 20, 2009, pursuant to NRS. 78.315, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on November 20, 2009 in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment.

         The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on November 19, 2009 as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

         You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 21 calendar days after the mailing of this Information Statement.

         This Information Statement is being mailed on or about                    , 2009 to all Stockholders of record as of the Record Date.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Purpose and Effect of Increasing the Authorized Shares of Common and Preferred Stock

          The Company currently has 500,000,000 common shares authorized, 5,000,000 shares of Series A and 5,000,000 shares of Series B Preferred shares issued that may be converted into 125,000,000 and 1,250,000,000 shares of common stock, respectively. In the event that such preferred shares are converted into shares of common stock, the current available authorized but unissued shares of common stock are insufficient to satisfy the potential conversions of preferred shares. The increase in the number of authorized shares of common stock to 1,500,000,000 would alleviate that situation.

         As reported on Form 8-K filed with the SEC on October 27, 2009 and subject to the pending merger with Lyfetec, Inc., the Company announced its shift in business strategy from that of a shell company seeking to enter into a reverse merger with an operating business to that of a company seeking to develop an operating business through internal growth and/or targeted acquisitions of specific businesses. The Company intends to concentrate on introducing into the marketplace retail products including a combination of personal health screening kits and other personal use health products targeted for the consumer health market.

         Thus, the Amendment to increase the authorized capital is being made, in part, to provide the Company with more flexibility and opportunities to conduct equity financings and acquisitions. Subject to the pending merger with Lyfetec, Inc, the Company does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of common stock or Preferred Stock for any purpose, including future acquisitions and/or financings.

         The Company believes that it is desirable to have additional authorized shares of common stock and preferred stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company believes that having such additional authorized shares of capital stock available for issuance in the future should give it greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.

Outstanding Securities and Voting Rights

         As of November 1, 2009, we had authorized: (a) 500 million shares of common stock, $0.001 par value, 10,048 of which were issued and outstanding, (b) 5 million shares of Series A Preferred Stock, $0.001 par value, all of which were issued and outstanding, and (b) 5 million shares of Series B Preferred Stock, $0.001 par value, all of which were issued and outstanding.

         Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders. Each holder of Series A Preferred Stock votes with the Common Stock and is entitled to twenty-five (25) votes for each share of Preferred stock held on all matters submitted to a vote of stockholders. Each holder of Series B Preferred Stock votes with the Common Stock and is entitled to two hundred and fifty (250) votes for each share of Preferred stock held on all matters submitted to a vote of stockholders. Under Nevada law, any action that may be taken at any stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action. The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.

          By written consent dated November 20, 2009, the stockholders owning a majority of the outstanding shares of the Common Stock and the Preferred Stock have approved the adoption and implementation of the Amendment. Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendments.

         The NRS provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.

Stockholders' Rights

         NRS 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Company's Common Stock and Series B Preferred Stock. NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth information regarding the number of shares of the Company’s Common Stock beneficially owned on November 19, 2009, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Title of Class	Name of Beneficial Owner	Amount and nature of Beneficial Ownership	Percent of Class(1)
Common	Christopher Astrom	978	9.7
Common	Richard Astrom	505	5.0
All directors and officers as a group (2 in number)

(1) Based on 10,048 shares issued and outstanding on November 19, 2009.

         The following table sets forth information regarding the number of shares of the Company’s Series A and Series B Preferred Stock beneficially owned on November 1, 2009, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Title of Class	Name of Beneficial Owner	Amount and nature of Beneficial Ownership	Percent of Class(1)
Series A Preferred	Christopher Astrom	5,000,000	100
Series B Preferred	Christopher Astrom	5,000,000	100
All directors and officers as a group (2 in number)			100%

(1) Based on 10,000,000 shares of Preferred Stock issued and outstanding on November 19, 2009.

No Dissenters' Rights

         The Nevada Revised Statutes, the Company's Articles of Incorporation and By-laws do not provide for dissenters’ rights of appraisal in connection with the actions proposed in this Information Statement.

Interest of Certain Persons in Matters to be Acted Upon

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee for election as a director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Articles of Incorporation which is not shared by all other stockholders.

Additional Information

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

BY ORDER OF THE BOARD OF DIRECTORS

By:/s/ Richard Astrom

Name: Richard Astrom

Title: Chief Executive Officer, Chairman

Date: November 20, 2009

Exhibit "A"

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

GENESIS CAPITAL CORPORATION OF NEVADA.

          Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Amendment to the Articles of Incorporation of Genesis Capital Corporation of Nevada:

1. Name of the Corporation is Genesis Capital Corporation of Nevada.

2. Article III of the Articles of Incorporation is amended and restated to read as follows:

ARTICLE III is hereby amended and restated to read as follows:

The total number of shares of capital stock to which the Corporation has the authority to issue is one billion five hundred seventy-five million and one (1,575,000,001). The total number of shares of common stock to which the Corporation is authorized to issue is one billion five hundred million (1,500,000,000) having a par value of $0.001 each. The total number of shares of Preferred Stock to which the Corporation is authorized to issue is seventy-five million and one (75,000,001). The Board of Directors of the Corporation shall have the authority, by resolution or resolutions, to: (1) divide the Preferred Stock into more than one class of stock or more than one series of any class, (2) establish and fix the distinguishing designation of each such series and the number of shares thereof, which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, and (3) within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation that have voted for the amendment is _____________ shares representing ______% of the outstanding shares, which vote includes the consent of the holders of the currently outstanding Series A and Series B Preferred Stock.

By:

Name: Richard Astrom

Title: Chief Executive Officer, Chairman

Date:	, 2009